NEXTIER OILFIELD SOLUTIONS INC.
Continuing Award Program for Qualified Retirees
Amended and Restated as of February 9, 2023

1.OBJECTIVE
This NexTier Oilfield Solutions Inc. (the “Corporation”) Continuing Award Program for Qualified Retirees (this “Program”) has been established by the Corporation’s Compensation Committee (the “Committee”) to provide a smooth path into retirement for the Corporation and retiring employees who meet certain requirements. This Program document should not be interpreted as a contract of employment or to bind any employee, other person providing services to the Corporation or the Corporation to any specific period of employment.

2.PURPOSE
The Program has been designed to permit retiring employees who meet certain requirements to continue to vest in and be eligible to receive the benefits of certain plans and programs of the Corporation and therefore provide a transition framework for such employees’ retirement. The Program is intended to result in a positive scenario for both eligible employees and the Corporation. The intent of the Program is that employees will remain incentivized to transfer knowledge and contacts and assist in long-term organizational success following their Retirement, while the Corporation will benefit from a smooth, minimally disruptive transition.

3.DEFINITIONS
Active Status – An employee available and attending all work as scheduled by his/her manager. Temporary periods of paid time off will qualify as “Active Status.” Employees on an approved long-term leave of absence will not be considered to be on Active Status unless and until such employee returns from the approved leave to actively perform services as an employee for the Corporation. Whether an employee is on “Active Status” will be determined by the Committee, in its sole discretion.

Good Standing - An employee on Active Status with acceptable performance, holding a compliant attendance record and free from disciplinary processes or Performance Improvement Plan(s). Whether an employee is in Good Standing at any given time or not will be determined by the Committee, in its sole discretion.

Long-Term Incentive Awards– Awards granted under the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan or any similar long-term incentive plan sponsored by the Corporation.

Notice Date – The date employee submits an application announcing his/her intention to retire.

Notice Period – Time period from the date employee submits an application for/announces his/her intention to Retire and the date the employee’s employment actually terminates.

Participant – A current employee who has met the eligibility criteria and been approved for Program participation.

Retiree – A former employee of the Corporation who has retired from the Corporation.

Retirement – Voluntary resignation from employment following satisfaction of all requirements under the Program.

Retirement Date – Date the employee’s employment terminates as a result of Retirement.

Rule of 65 – When an employee’s age and Service Tenure with the Corporation equals 65 and where 1 point is earned for each whole calendar year of age or completed year of service and 1/12th point is earned for each whole calendar month of age or completed month of service.

Service Tenure – Also known as service history, “Service Tenure” seeks to quantify and recognize total time worked for the Corporation. Guidelines on Service Tenure are found in the Service Date Policy HRS-T1-0016.

4.ADMINISTRATION
The Program will be administered in accordance with guidelines in this document. The Committee will resolve any conflicts in interpretation of the Program and/or these guidelines, and its determinations will be final and binding on all parties. The Committee has the full authority to: (i) establish the provisions, limitations, restrictions, and/or conditions upon the Program (ii) determine the Participants and eligibility rules, (iii) establish benefits for the Participants in such forms and amounts as it shall determine to be reasonable and appropriate, (iv) interpret the Program and adopt, amend, and rescind these guidelines and other rules and regulations relating to the Program, (vi) make any and all factual and legal determinations in connection with the administration and interpretation of the Program, (vii) correct or reconcile any inconsistency in the Program and (viii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Program.

While the Committee will be responsible for interpretation of the Program, management of the Corporation will be responsible for the day-to-day administration of the Program.

A.Program Amendment or Termination
The Committee reserves the right to terminate, suspend, withdraw, amend, or modify the Program, in whole or in part, at any time and for any reason. This includes, but is not limited to, the Committee’s sole discretion to, at any time, change the eligibility requirements and modify or exclude the type and size of benefits provided under the Program. Changes applied will be prospective for current Participants and applied to new Participants from the effective date of change.

B.Agreement Conflicts
This Program is intended to work in tandem with Long-Term Incentive Award(s) and employment agreements (if any) with respect to each Participant. However, if this Program results in an increased benefit to a Participant, the Program terms will supersede any conflicting vesting terms under the Long-Term Incentive Award (s) and/or employment agreements, and all other terms of such agreements will continue to apply. Application by a Participant for this Program evidences their agreement with this provision, as well as the other terms of the Program.

5.ELIGIBILITY
Employees of the Corporation in Rank 980 – 960 who are in Active Status and in Good Standing that have achieved Rule of 65 are eligible to apply for the Program. The points required may be achieved in any combination with the following minimums:

•minimum age: 55 years, and
•minimum Service Tenure: 5 years with at least three of the most recent years being with the Company.
The calculation will include prorated credit for months of age and/or Service Tenure but only for fully completed months. To be clear, to get credit for the month in which a Participant’s Retirement occurs, the Participant’s termination date must occur on the last day of the month.

Example (full month credit)
An employee in Active Status and in Good Standing has provided a retirement notice for June 30, 2022 (with the employee born on April 25,1964 and with date of hire of August 6, 2015):
•Age: on his or her Retirement Date, the employee will have 58 years and 2 months
•Service: on his or her Retirement Date, the employee will have 6 years and 10 months
•Total points achieved: 65 – eligible for the Program

Example (pro-ration)
An employee in Active Status and in Good Standing has provided a retirement notice for June 10, 2022 (with the employee born on April 25,1964 and with date of hire of August 6, 2015):
•Age: on his or her Retirement Date, the employee will have 58 years and 1 months
•Service: on his or her Retirement Date, the employee will have 6 years and 8 months
•Total points achieved: 64 years and 9 months – not eligible for the Program

Additionally, if approved for the Program as described below, Participants must execute a separation, release and waiver agreement provided by the Corporation in order to be eligible for benefits under the Program. Such agreement must be executed by the employee within the time periods proscribed in such agreement.

6.NOTICE PERIOD
To provide the Corporation sufficient time to plan for internal vacancies created from a retirement event, employees who otherwise meet the eligibility requirements for the Program must provide a minimum 6 months’ notice of intent to Retire by completing the Program Application (APPENDIX A) as set forth herein. Applications may be presented up to 1 year, but not later than 6 months, from the intended Retirement Date.

Once the Program Application has been submitted, the Corporation will notify the employee of his or her application status within 30 days of its receipt of the application:

•Accepted as presented - Employee meets Program eligibility requirements, Notice Period provided in the application is sufficient and proposed Retirement Date is agreed upon.

•Accepted, with conditions as noted by the Corporation – Employee meets Program eligibility requirements, but the Corporation requires a change to the Notice Period and/or Retirement Date:

◦If the Corporation is shortening the Notice Period, the employee will not lose any benefits otherwise earned had the full 6 months’ notice been approved.

◦If the Corporation is lengthening the Notice Period, any extension of the Notice Period will be capped at 3 months, resulting in a maximum of a 9 month Notice Period.

•Denied as presented – Employee does not meet Program eligibility requirements. Employees whose applications are denied as presented will be provided with an explanation of the basis for the Corporation’s denial and given an opportunity to appeal the decision and provide supporting documentation of their application. Any appeal must be made within 30 days of the Corporation’s denial of an employee’s application.
◦The Corporation will review the appeal and notify employee of the final outcome within 30 days of the Corporation’s receipt of the appeal. The Corporation’s decision on appeal will be final and binding on all parties and any such decision is at the Corporation’s sole and absolute discretion.

A.Early Termination by the Corporation Without Cause or due to Death or Disability
•In the event of early termination of employment by a current employee who is eligible to apply for the Program pursuant to Section 5 hereof (but has not yet provided notice of intention to retire) (the “Eligible Employee”) due to death, disability or involuntary reduction in force (RIF), or other termination by the Corporation without Cause (as defined in the applicable Long-Term Incentive Awards), the Corporation will pay the Eligible Employee the benefits described in Section 7, as applicable, barring the early termination event as consideration for a signed separation and release agreement and waiver.

•For purposes of this Agreement, “Disability” means that, as a result of a physical or mental injury or illness, the Eligible Employee is unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) 90 consecutive days or (ii) 120 days in any one-year period.

7.PROGRAM BENEFITS
Any payments under the Program will be subject to the Corporation’s claw-back policy. Individual tax liabilities resulting from any payment of an award under the Program remain the sole responsibility of the Participant. The Committee maintains sole discretion to amend, suspend and/or terminate the Program benefits based on the Participant’s actions and adherence to any applicable post-employment covenants. With respect to Participants whose applications are accepted as described above:

A.Long-Term Incentives (Equity)
On the Notice Date, any equity awards held by the employee with ≥6 whole calendar months from grant date will continue per the terms of the applicable Long-Term Incentive Awards, including time vesting and the actual performance and achievement of any applicable performance metrics, as approved by the Committee, provided however, that continued employment as of the end of the measurement period will have been deemed met,; provided further, if such early termination is due to death the time measure will be waived and all eligible equity awards shall accelerate and automatically vest. Eligible award types include Restricted Stock Units (RSUs); Performance Stock Units (PSUs); cash based Long-Term Incentive Awards and Non-Qualified Stock Options (NQSO).

Restrictive covenants (e.g. non-solicitation, non-compete and/or non-disparagement) in employment agreements or Long-Term Incentive Awards continue uninterrupted by the Participant’s termination of employment. Should a Participant be in violation of any such covenants, the Long-Term Incentive Awards may be forfeited and cancelled pursuant to their terms.

•Equity Platform Account – Participants qualifying for award continuance under the Program will have their account maintained alongside the Active Status employees and thus not be subject to fees associated with an individual account. Upon vesting of the final award or termination and forfeiture of the award in the event of covenant violations, the account will be converted to an individual account, and Participant will become responsible for any fees imposed by the equity plan record keeper.

B.Short-Term Incentive (Management Bonus)
Provided a Participant has ≥4 months of Active Status Service Tenure in the incentive plan year, he/she may remain an eligible plan participant in the plan year in which he/she Retires. All other plan rules of the specific annual bonus program remain applicable, including the requirement that all required performance metrics must be satisfied for any bonus to be earned and that the Participant will receive payment at the same time as payment, if any, is made for all eligible employees under the annual bonus program in Active Status.

8.TAX MATTERS.
A.In the event the Company determines that this Program results in a taxable event for a Qualified Retiree or eligible employee with respect to the Long Term Incentive Awards under Section 7.A (the “Covered Incentive Awards”), any federal, state and local income, employment and other taxes required to be withheld by the Company in connection with the vesting of such awards, or sooner upon the lapse of a substantial risk of forfeiture thereon for purposes of Code Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) shall be effectuated, by the Company withholding delivery of a number of shares of common stock of the Company having a fair market value equal to the minimum amount of such tax withholding obligations determined at the time of taxation at the minimum withholding tax rate required by the Code or by the employee writing a check, acceptable to the Company, to the Company equal to such amount, with the default being the withholding of shares by the Company.

B.The Covered Incentive Awards subject to this Program are subject to all federal, state and local income, employment, and other taxes, and any required withholding in connection with such taxes. This Program is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and this Program shall be interpreted accordingly; provided that in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on an employee by Code Section 409A or any damages for failing to comply with Code Section 409A or damages for noncompliance. The Company makes no commitment or guarantee to the employee that any federal, state or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Agreement. Notwithstanding anything in this Program to the contrary, in the event that an employee is deemed to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), no payments hereunder that are “deferred compensation” subject to Code Section 409A shall be made to the employee prior to the date that is six (6) months after the date of the employee’s “separation from service” (as defined in Section 409A) or, if earlier, the employee’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A that is also a business day.

Attachments
APPENDIX A: Application: Continuing Award Program for Qualified Retirees
APPENDIX B: Ranking Table

APPENDIX A

Application: Continuing Award Program for Qualified Retirees

NEXTIER

The Continuing Award Program for Qualified Retirees (CAPQR) has been designed to provide eligible employees a transition framework for end of employment due to retirement. The structure has been crafted to create a win-win scenario where employee remains incentivized to transfer knowledge, contacts and assist in organization success post-employment and the Company benefits from a smooth, minimally disruptive transition. Eligible employees are to submit this application to Human Resources for processing. Application will be reviewed for eligiblity verification; status will be determined and employee informed within 30 days of submission date.

Demographic Information

Employee Name *(First, Last)* **:** ______________________ **ID #** ____________ **Manager Name:** ______________________

Job Title: ______________________ **Assigned Work Location:** ______________________

Program Eligiblity Requirement: Rule of 65

To provide the Company sufficient time to plan for internal vacancies created from the retirement event, employees meeting eligibility requirements for Retirement Program must provide minimum 6 months' notice of intent to retire. Applications may be presented up to 1 year, but not later than 6 months, from the intended retirement date.

Intended Date of Retirement: ______________________ **Service Tenure[1] on Retirement Date:** ______ years ______ months

Points achieved toward Rule of 65 [2]: ______ points **Is your Manager aware of your plan to retire?** YES NO (circle one)

[2] **Rule of 65** - Refers to the computation of 65 achieved when adding an employee's age and service tenure with the Company where 1 point is earned for each completed year and 1/12th point is earned for each completed month.

Attestation

By signing below, I attest I am an employee in Good Standing, in Active Status requesting to Retire. I acknowledge retirement is classified as voluntary resignation from employment and I affirm this application is of my own independent initiation. I have received a copy of the Retirement Program and agree to abide by its terms.

Employee Signature: ____

(Print Name) (Signature) (Date)

TO BE COMPLETED BY HUMAN RESOURCES

Eligiblity Criteria Met? YES NO (circle one)

Program Benefits Available to Retiree:
LTIP: Equity Awards [ ] STIP: Annual Bonus [ ]

Manager ok with Retirement Date? YES NO (circle one)

If no, Manager change to Retirement Date: (circle one)
Shorten Period Lengthen Period *(max 3 months)*

Reason for change? ______________________

____

____

Application Outcome: Approved Declined (circle one)

If Approved, Retirement Date: ______________

[(Initial)] Employee Informed

[(Initial)] Manager Informed

Application reviewed by ____

(Print Name) (Signature)

Application approved by SVP HR ______________________

(Signature)

[(Initial)] CEO Informed

APPENDIX B

Ranking Levels of Job Category